EX32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

 In connection with the Quarterly Report of POP N GO, (the "Company"), on Form 10-QSB for the fiscal quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Melvin Wyman, President and Sole Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of POP N GO. (the "Registrant"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
 Section 1350), that:

  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 14, 2005

/s/Melvin Wyman
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Melvin Wyman
Chairman, and Chief Financial Officer
(Principle Financial)